UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 13, 2009
CONVERGYS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
1-14379
(Commission File Number)

Ohio (State of Incorporation)	31-1598292 (IRS Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio (Address of Principal Executive Offices)	45202 (Zip Code)
Registrant’s telephone number, including area code (513) 723-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 13, 2009, Convergys Corporation (the “Company”) completed a previously announced exchange offer pursuant to which it issued approximately $125.0 million aggregate principal amount of its new 5.75% Junior Subordinated Convertible Debentures due 2029 (the “2029 Debentures”) in exchange for approximately $122.5 million aggregate principal amount of its outstanding 4.875% Senior Notes due 2009. The 2029 Debentures were issued pursuant to an Indenture, dated October 13, 2009 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee.
     The 2029 Debentures bear interest at an annual rate of 5.75%. Beginning with the semiannual interest period commencing on September 15, 2019, contingent interest will accrue during any semiannual interest period where the average trading price of a 2029 Debenture for the 10 trading days immediately preceding the first day of such semiannual period is greater than or equal to $1,500 per $1,000 principal amount of the 2029 Debentures, in which case contingent interest will accrue at a rate of 0.75% of such average trading price per annum. Interest on the 2029 Debentures is payable on March 15 and September 15 of each year, beginning on March 15, 2010. The 2029 Debentures will mature on September 15, 2029.
     The 2029 Debentures are convertible at any time on or after September 15, 2028, or prior to September 15, 2028 in certain circumstances. Upon conversion, the Company will pay cash up to the aggregate principal amount of the 2029 Debentures to be converted and pay or deliver, as the case may be, cash, common shares, without par value, of the Company, or a combination of cash and shares, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the 2029 Debentures being converted. The 2029 Debentures will be convertible based on an initial conversion rate of 82.8219 shares of common stock per $1,000 principal amount of the 2029 Debentures (equivalent to an initial conversion price of $12.0741 per share). The conversion rate and the conversion price may be adjusted in certain circumstances. Notwithstanding the foregoing, on any date on or prior to earlier of October 20, 2011 and the date on which the Company’s existing Five-Year Competitive Advance and Revolving Credit Facility Agreement dated October 20, 2006, as amended on August 11, 2008 is terminated, if the aggregate principal amount of 2029 Debentures that has been converted prior to such date is equal to or greater than $25,000,000, the Company will not be required to accept 2029 Debentures surrendered for conversion, and a holder will not be permitted to convert its 2029 Debentures.
     At any time on or after September 15, 2019, the Company, in certain circumstances, may redeem for cash all or a part of the 2029 Debentures at a redemption price equal to 100% of the principal amount of the 2029 Debentures to be redeemed, plus accrued and unpaid interest (including contingent interest and additional interest), if any, to, but excluding, the redemption date.
     If the Company undergoes certain fundamental changes prior to maturity, holders of 2029 Debentures will have the right, subject to certain conditions, at their option, to require the Company to repurchase all or a portion of their 2029 Debentures at a repurchase price equal to 100% of the principal amount of the 2029 Debentures being repurchased, plus accrued and unpaid interest (including contingent interest and additional interest), if any, to, but excluding, the fundamental change repurchase date. This fundamental change repurchase price is payable in cash, unless the Company elects to pay with common shares of the Company. The Indenture limits the ability of the Company to consolidate or merge or to sell, convey, transfer or lease all or substantially all of its assets.
     If an event of default on the 2029 Debentures occurs, the trustee or holders of not less than 25% in aggregate principal amount of 2029 Debentures may declare the principal amount of the 2029 Debentures and accrued and unpaid interest (including contingent interest and additional interest), if any, immediately due and payable, subject to certain conditions set forth in the Indenture. Notwithstanding the foregoing, these amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.
     The Indenture provides that events of default include: (i) failure to make any payment of interest on any of the 2029 Debentures when due and payable, and the failure continues for a period of 30 days; (ii) failure to make the payment of any principal on any of the 2029 Debentures when due and payable (whether in cash or securities) at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (iii) failure to comply with the Company’s obligation to convert the 2029 Debentures in accordance with the Indenture upon exercise of a holder’s conversion right; (iv) failure to give notice of certain fundamental changes or notice of certain specified corporate transactions, in each case when due; (v) failure to comply with the

Company’s obligations under the Indenture relating to consolidation, merger, or sale, conveyance, transfer or lease of all or substantially all of the Company’s property and assets; (vi) failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the 2029 Debentures then outstanding has been received to comply with any of the Company’s other agreements contained in the 2029 Debentures or Indenture; (vii) a default by the Company or any of its significant subsidiaries under other debt obligations that results in acceleration of the maturity of that debt, or failure to pay any such debt at maturity, in an amount greater than $50 million in the aggregate; (viii) a final judgment for the payment of money of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its significant subsidiaries, which is not paid, discharged or stayed within 60 days following (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or (ix) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.
     The foregoing is a summary of the material terms and conditions of the Indenture and is not a complete discussion of the Indenture. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A form of 2029 Debenture also is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.
     The trustee also serves as trustee in respect of the Company’s 4.875% Senior Notes due 2009. The trustee may, from time to time, perform services for the Company and the Company’s affiliates in the ordinary course of the trustee’s business, for which it has received, or will receive, customary fees and expenses.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number.	Exhibit.

4.1	Indenture, dated October 13, 2009, by and between Convergys Corporation and U.S. Bank National Association, as trustee, relating to Convergys Corporation’s 5.75% Junior Subordinated Convertible Debentures due 2029 (filed herewith).

4.2	Form of 5.75% Junior Subordinated Convertible Debenture due 2029 (included in Exhibit 4.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION
By:	/s/ Timothy M. Wesolowski
	Name:	Timothy M. Wesolowski
	Title:	Senior Vice President-Finance & Controller

Dated: October 13, 2009

INDEX TO EXHIBITS

Number.	Exhibit.

4.1	Indenture, dated October 13, 2009, by and between Convergys Corporation and U.S. Bank National Association, as trustee, relating to Convergys Corporation’s 5.75% Junior Subordinated Convertible Debentures due 2029 (filed herewith).

4.2	Form of 5.75% Junior Subordinated Convertible Debenture due 2029 (included in Exhibit 4.1).